Exhibit 23.1

DAVIS ACCOUNTING GROUP, P.C.

A Certified Public Accounting Firm

1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
(435) 865-2808  •  FAX (435) 865-2821

Mr.Aik Fun Chong, Chief Executive Officer and President

Global MobileTech, Inc.

1312 North Monroe, Suite 750

Spokane, Washington 99201

Dear Mr. Chong,

CONSENT OF REGISTERED INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Registration Statement of Global MobileTech, Inc. (the “Company”) on Form S-1 of our report on the consolidated financial statements of the Company as its registered independent auditors dated September 22, 2010, as of and for the period ended June 30, 2010.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,

December 6, 2010.